EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE January 27, 2011	Media contacts: Peter Lucht Verizon 617-743-6809 peter.lucht@verizon.com Xavier Gonzalez Terremark 305-961-3134 xgonzalez@Terremark.com

Verizon to Acquire Terremark, Boosting Cloud
Strategy through Powerful Unified Enterprise IT
Delivery Platform

Acquisition Will Accelerate ‘Everything as a Service’ Strategy by
Leveraging the Companies’ Collective Strengths
Wholly Owned Subsidiary to Retain Terremark Name, Extend Leadership
in Rapidly Evolving Global Cloud Services Market

NEW YORK and MIAMI – In a move that will decisively reshape the rapidly evolving global business technology solutions market, Verizon Communications Inc. (NYSE, NASDAQ: VZ) and Terremark Worldwide, Inc. (NASDAQ: TMRK) today announced a definitive agreement under which Verizon will acquire Terremark, a global

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provider of managed IT infrastructure and cloud services, for $19.00 per share in cash, or a total equity value of $1.4 billion.

Pursuant to the agreement, Verizon anticipates that it will commence a tender offer between February 10, 2011 and February 17, 2011 for all shares of common stock of Terremark. The tender offer price constitutes a premium of 35 percent per share over today’s closing price. The transaction is subject to the valid tender of a majority of the shares of Terremark; the expiration or early termination of the Hart-Scott-Rodino antitrust waiting period; and other customary closing conditions. The board of directors of Terremark has unanimously approved the transaction, and the transaction was unanimously approved by the directors of Verizon present and voting. Verizon has also entered into agreements with three stockholders of Terremark to tender their shares into the offer, representing approximately 27.6 percent of the outstanding voting shares of Terremark. Verizon expects to close the tender offer late in the first quarter of 2011.

              This transaction will accelerate Verizon’s “everything-as-a-service” cloud strategy by delivering a powerful portfolio of highly secure, scalable on-demand solutions to business and government customers globally through a unified enterprise IT platform and unique business cloud offerings that leverage the companies’ collective strengths.

              Verizon plans to operate the new unit as a wholly owned subsidiary retaining the Terremark name and with its current management team continuing to manage the company.

“Cloud computing continues to fundamentally alter the way enterprises procure, deploy and manage IT resources, and this combination helps create a tipping point for

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everything as a service,” said Lowell McAdam, president and chief operating officer of Verizon.  “Our collective vision will foster innovation, enhance business processes and dynamically deliver business intelligence and collaboration services to anyone, anywhere and on any device.”

Manuel D. Medina, Chairman and CEO of Terremark, said: “This transaction, first and foremost, provides Terremark’s stockholders with the opportunity for immediate, maximum value and liquidity for their investment in our common stock.  We are very proud of all we’ve accomplished in building and developing a world-class business that delivers industry-leading services. This agreement represents an exciting opportunity to accelerate our strategy and serve our enterprise and government customers with even greater innovation on a global scale with Verizon’s resources and extensive reach. We will continue to work with leading hardware, software, systems integrator and carrier partners to build on our unique business model.”

             Headquartered in Miami, Terremark is a widely recognized Infrastructure-as-a-Service leader with a proven track record of delivering cloud-based resources with the highest levels of security and availability in the industry. Operating 13 data centers in the U.S., Europe and Latin America, Terremark combines secure cloud computing, colocation, and managed hosting services into a seamless hybrid environment. Its Enterprise Cloud platform provides some of the world’s largest companies and U.S. government agencies with on-demand access to secure and reliable computing resources.

Verizon is a global leader in driving better business outcomes for mid-sized and large enterprises and government agencies.  The company operates more than 220 data centers across 23 countries, including 19 premium centers and five smart centers.

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Verizon combines integrated communications and IT solutions, professional services expertise with high IQ global IP and mobility networks to enable businesses to securely access information, share content and communicate.  Verizon is rapidly transforming to a cloud-based ‘everything-as-a-service’ delivery model that will put the power of enterprise-grade solutions within the reach of every business, wherever and whenever needed.  Find out more at www.verizonbusiness.com.

Verizon was represented by Goldman Sachs and Weil, Gotshal & Manges, and Terremark was represented by Credit Suisse Securities (USA) LLC and Greenberg Traurig P.A.

About Verizon

Verizon Communications Inc. (NYSE, NASDAQ:VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to mass market, business, government and wholesale customers.  Verizon Wireless operates America's most reliable wireless network, serving more than 93 million customers nationwide.  Verizon also provides converged communications, information and entertainment services over America's most advanced fiber-optic network, and delivers innovative, seamless business solutions to customers around the world.  A Dow 30 company, Verizon employs a diverse workforce of more than 195,000 and last year generated consolidated revenues of more than $106 billion.  For more information, visit www.verizon.com.

About Terremark

Terremark Worldwide (NASDAQ:TMRK) is a leading global provider of IT infrastructure services delivered on the industry's most robust and advanced technology platform. Leveraging data centers in the United States, Europe and Latin America with access to massive and diverse network connectivity, Terremark delivers government and enterprise customers a comprehensive suite of managed solutions including managed hosting, colocation, disaster recovery, security, data storage and cloud computing services. Terremark's Enterprise Cloud computing architecture delivers the agility, scale and economic benefits of cloud computing to mission-critical enterprise and Web 2.0 applications and its DigitalOps(R) service platform combines end-to-end systems management workflow with a comprehensive customer portal. More information about Terremark Worldwide can be found at www.Terremark.com.

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VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high-quality video and images, and other information are available at Verizon’s News Center on the World Wide Web at www.verizon.com/news.  To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

Editor’s Note:  Verizon will host a webcast on Friday, Jan. 28, to discuss the transaction.  The webcast will begin at approximately 8:30 a.m. Eastern time and will be available at www.verizon.com/investor or www.terremark.com/investor-relations.aspx.  Access instructions and presentation materials will be available on the sites prior to the start of the webcast.

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Additional Information and Where to Find It

The tender offer described in this release has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Verizon will cause a new subsidiary, Verizon Holdings Inc., to file a tender offer statement on Schedule TO with the SEC.  Terremark stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Terremark with the SEC because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents once they become available may be obtained free of charge by directing a request to Verizon at 212-395-1525. A copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Terremark by contacting Terremark’s Investor Relations at 305-860-7822 or hblankenbaker@terremark.com.

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Terremark by Verizon.  In connection with the proposed acquisition, Terremark intends to file relevant materials with the SEC, including Terremark’s proxy statement in preliminary and definitive form.  Terremark stockholders are strongly advised to read all relevant documents filed with the SEC, including Terremark’s definitive proxy statement, because they will contain important information about the proposed transaction.  These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, documents will also be available for free from Terremark by contacting Terremark’s Investor Relations at 305-860-7822 or hblankenbaker@terremark.com.

Participants in Solicitation

Verizon and its directors and executive officers, and Terremark and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Terremark common stock in respect of the proposed transaction.  Information about the directors and executive officers of Verizon is set forth in the proxy statement for Verizon’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 22, 2010.  Information about the directors and executive officers of Terremark is set forth in the proxy statement for Terremark’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on June 17, 2010.   Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between Verizon and Terremark, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Verizon’s and Terremark’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 (collectively, forward-looking statements).  Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered forward-looking statements.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties' ability

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to consummate the transaction; the timing for satisfying the conditions to the completion of the transaction, including the receipt of Terremark stockholder approval and the regulatory approvals required for the transaction; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Terremark’s operations into those of Verizon or that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Terremark may be difficult; and the other factors described in Verizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in its most recent quarterly report filed with the SEC, and Terremark’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and in its most recent quarterly report filed with the SEC.  Verizon and Terremark assume no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.